Exhibit (h)(6)

Amendment No. 4 to the Administration Agreement

This Amendment No. 4 dated as of October 15, 2021 (the “Amendment”) to the Administration Agreement (as defined below) is entered into by and among BlackRock FundsSM, BlackRock Funds II, BlackRock Funds IV and BlackRock Funds V (collectively, the “Trusts”), each a Massachusetts business trust, BlackRock Advantage SMID Cap Fund, Inc., BlackRock Bond Fund, Inc. and BlackRock Large Cap Series Funds, Inc., each a Maryland corporation, and BlackRock Advisors, LLC (the “Administrator”), a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the meaning or meanings as set forth in the Administration Agreement.

WHEREAS, the Trusts, BlackRock Advantage SMID Cap Fund, Inc. and BlackRock Large Cap Series Funds, Inc. (collectively, the “Existing Funds”) and the Administrator have entered into an Administration Agreement dated January 1, 2015 (the “Administration Agreement”), as amended, pursuant to which each of the Existing Funds retained the Administrator to provide certain administration services with respect to each Existing Fund and certain of their respective series;

WHEREAS, the Board of Directors of BlackRock Bond Fund, Inc. (the “New Corporation”), including a majority of those Directors who are not interested persons of the New Corporation, approved the appointment of the Administrator to provide certain administration services to the New Corporation and its series, BlackRock Sustainable Total Return Fund, at a meeting held on September 24, 2021; and

WHEREAS, the parties desire to add the New Corporation as a party to the Administration Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Appointment. The New Corporation hereby appoints the Administrator to act as the administrator of the New Corporation and its series, BlackRock Sustainable Total Return Fund, for the period and on the terms set forth in the Administration Agreement. The Administrator hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement with respect to the New Corporation and its series, BlackRock Sustainable Total Return Fund.

2.    Capitalized Terms. From and after the date hereof, the terms “Trust” and “Fund” as used in the Administration Agreement shall be deemed to include the New Corporation. From and after the date hereof, the terms “Trustees” and “Board of Trustees” as used in the Administration Agreement shall be deemed to include the Directors and Board of Directors, respectively, of the New Corporation. From and after the date hereof, the term “Declaration of Trust” shall be deemed to include the Articles of Incorporation of the New Corporation, as amended from time to time.

3.    Schedule. Schedule B to the Administration Agreement shall be amended to add the New Corporation and its series, BlackRock Sustainable Total Return Fund, so that Schedule B is amended and restated as attached hereto.

4.    Compensation. The Administrator shall receive from the New Corporation, on behalf of its series, BlackRock Sustainable Total Return Fund, a fee pursuant to Schedule A of the Administration Agreement.

5.    Miscellaneous.

(a)	Except to the extent supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

(b)

The names “BlackRock FundsSM” and “Trustees of BlackRock FundsSM, “BlackRock Funds II” and “Trustees of BlackRock Funds II”, “BlackRock Funds IV” and “Trustees of BlackRock Funds IV”, and “BlackRock Funds V” and “Trustees of BlackRock Funds V” refer respectively to the applicable Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust, as amended from time to time, which is hereby referred to and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and at the principal office of the applicable Trust. The obligations of “BlackRock FundsSM”, “BlackRock Funds II”, “BlackRock Funds IV” and “BlackRock Funds V” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the applicable Trust personally, but bind only the Trust Property, and all persons dealing with any Fund or class of Shares of the Trust must look solely to the Trust Property belonging to such Fund or class for the enforcement of any claims against the Trust.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Administration Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK BOND FUND, INC. on behalf of BlackRock Sustainable Total Return Fund

By:
Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK ADVANTAGE SMID CAP FUND, INC.

By:
Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK FUNDSSM on behalf of each BlackRock FundsSM Fund listed on Schedule B

By:
Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK FUNDS II on behalf of each BlackRock Funds II Fund listed on Schedule B

By:
Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK FUNDS IV on behalf of each BlackRock Funds IV Fund listed on Schedule B

By:
Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK FUNDS V on behalf of each BlackRock Funds V Fund listed on Schedule B

By:
Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK LARGE CAP SERIES FUNDS, INC. on behalf of each BlackRock Large Cap Series Funds, Inc. Fund listed on Schedule B

By:
Name:	Mark Kelly
Title:	Assistant Treasurer

BLACKROCK ADVISORS, LLC

By:
Name:	Trent Walker
Title:	Managing Director

Schedule B

Fund	BLK Ticker
BlackRock Bond Fund, Inc.

1. BlackRock Sustainable Total Return Fund	TR-E-AG

2. BlackRock Advantage SMID Cap Fund, Inc.	MF_VO

BlackRock FundsSM

3. BlackRock Advantage Emerging Markets Fund	BR_EMR-AGG

4. BlackRock Advantage ESG Emerging Markets Equity Fund	BR_EMR_ESG

5. BlackRock Advantage ESG International Equity Fund	BR_GO_ESG

6. BlackRock Advantage ESG U.S. Equity Fund	BR_IMPR3

7. BlackRock Advantage International Fund	BR_GO_AG

8. BlackRock Advantage Large Cap Growth Fund	BR_FLEX_AG

9. BlackRock Advantage Small Cap Core Fund	BR_DSCC

10. BlackRock Advantage Small Cap Growth Fund	BR_SCGE

11. BlackRock China A Opportunities Fund	BR_CHOPS

12. BlackRock Commodity Strategies Fund	BR_CSF-AGG

13. BlackRock Cayman Commodity Strategies Fund, Ltd.	BR_CSF-CMN

14. BlackRock Defensive Advantage Emerging Markets Fund	BR_DAEM

15. BlackRock Defensive Advantage International Fund	BR_DAINTL

16. BlackRock Defensive Advantage U.S. Fund	BR_DAUS

17. BlackRock Energy Opportunities Fund	BR_ACGR

18. BlackRock Exchange Portfolio	BR_EXC

19. BlackRock Global Long/Short Equity Fund	BR_GLS-AGG

20. BlackRock Health Sciences Opportunities Portfolio	BR_HS

21. BlackRock High Equity Income Fund	BR_USOPP

22. BlackRock Infrastructure Sustainable Opportunities Fund	BR_ISOF

23. BlackRock International Dividend Fund	BR_ISCE

24. BlackRock Mid-Cap Growth Equity Portfolio	BR_MCGE

25. BlackRock Real Estate Securities Fund	BR_REIT-AG

26. BlackRock Short Obligations Fund	BR_SHOBLIG

27. BlackRock Tactical Opportunities Fund	BR_AA

28. BlackRock Technology Opportunities Fund	BR_GST

29. BlackRock Total Factor Fund	BR-SRA-AG

30. BlackRock Cayman Strategic Risk Allocation Fund, Ltd.	BR-SRA-CAY

31. BlackRock Wealth Liquid Environmentally Aware Fund	BR-MM

BlackRock Funds II

32. BlackRock 20/80 Target Allocation Fund	BR_CON

33. BlackRock 40/60 Target Allocation Fund	BR_MOD

34. BlackRock 60/40 Target Allocation Fund	BR_GRW

35. BlackRock 80/20 Target Allocation Fund	BR_AGR

36. BlackRock Dynamic High Income Portfolio	BR-DHI-AG

37. BlackRock Global Dividend Portfolio	BR-IBP-AG

38. BlackRock Managed Income Fund	BR-MI-AG

39. BlackRock Multi-Asset Income Portfolio	BR-INC-AG

40. BlackRock Retirement Income 2030 Fund	BR-RI2030

41. BlackRock Retirement Income 2040 Fund	BR-RI2040

BlackRock Funds IV

42. BlackRock Global Long/Short Credit Fund	BR-GC-AG

43. BlackRock Sustainable Advantage CoreAlpha Bond Fund	BR-IMPBD

44. BlackRock Systematic Multi-Strategy Fund	BR-SMS-AG

BlackRock Funds V

45. BlackRock Core Bond Portfolio	BR-CORE

46. BlackRock Emerging Markets Flexible Dynamic Bond Portfolio	BR-EMD

47. BlackRock Floating Rate Income Portfolio	BR-FRI

48. BlackRock GNMA Portfolio	BR-GNMA

49. BlackRock High Yield Bond Portfolio	BR-HIYLD

50. BlackRock Income Fund	BR-MSB-AGG

51. BlackRock Inflation Protected Bond Portfolio	BR-IP-AGG

52. BlackRock Low Duration Bond Portfolio	BR-LO-AGG

53. BlackRock Strategic Income Opportunities Portfolio	BR-SIP-AG

54. BlackRock Sustainable Emerging Markets Bond Fund	BR-EMDHD

55. BlackRock Sustainable High Yield Bond Fund	BR-SUSHI

56. BlackRock Sustainable Low Duration Bond Fund	BR-SUSLO

57. BlackRock U.S. Government Bond Portfolio	BR-INTG

BlackRock Large Cap Series Funds, Inc.

58. BlackRock Advantage Large Cap Core Fund	FF_LCC

59. BlackRock Advantage Large Cap Value Fund	MF_LCV

Schedule B, dated October 15, 2021